                             ACQUISITION AGREEMENT

                                    Between

                             WOLFPACK CORPORATION,

                          WOLFPACK SUBSIDIARY CORP.,

                              DINA PORTER, INC.,

                                      and

                                SUSAN H. COKER



                                January 4, 1999

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.................................................................   1
     SECTION 1.1    Acquisition and Plan of Reorganization................   1
     SECTION 1.2    Issuance of Shares....................................   2
     SECTION 1.3    Closing...............................................   2
     SECTION 1.4    Consummation of Transaction...........................   3

ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF WOLFPACK CORPORATION...............   3
     SECTION 2.1    Organization of Wolfpack..............................   3
     SECTION 2.2    Capitalization of Wolfpack............................   3
     SECTION 2.3    Character Documents...................................   4
     SECTION 2.4    Corporate Documents...................................   4
     SECTION 2.5    Required Authorizations...............................   4
     SECTION 2.6    Compliance with Law and Government Regulations........   4
     SECTION 2.7    Litigation............................................   4
     SECTION 2.8    Authority.............................................   4
     SECTION 2.9    Full Disclosure.......................................   5

ARTICLE III
     COVENANTS OF WOLFPACK AND SUBSIDIARY.................................   5
     SECTION 3.1    Conduct Prior to the Closing..........................   5
     SECTION 3.2    Affirmative Covenants.................................   5

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF DPI INDUSTRIES, INC.
     AND SUSAN H. COKER...................................................   6
     SECTION 4.1    Organization of DPI...................................   6
     SECTION 4.2    Capitalization of DPI.................................   6
     SECTION 4.3    Charter Documents.....................................   6
     SECTION 4.4    Tax Returns and Payments..............................   6
     SECTION 4.5    Required Authorizations...............................   6
     SECTION 4.6    Compliance with Law and Government Regulations........   7
     SECTION 4.7    Litigation............................................   7
     SECTION 4.8    Patents, Trade Names and Rights.......................   7
     SECTION 4.9    Governmental Consent..................................   7
     SECTION 4.10   Authority.............................................   7
     SECTION 4.11   Ownership of Shares...................................   8

     SECTION 4.12   Investment Purpose....................................   8
     SECTION 4.13   Full Disclosure.......................................   8

ARTICLE V
     COVENANTS OF DPI AND SUSAN H. COKER..................................   8
     SECTION 5.1    Conduct Prior to the Closing..........................   8
     SECTION 5.2    Affirmative Covenants.................................   9

ARTICLE VI
     ADDITIONAL AGREEMENTS................................................   9
     SECTION 6.1    Expenses..............................................   9
     SECTION 6.2.   Brokers and Finders...................................   9
     SECTION 6.3    Necessary Actions.....................................   9
     SECTION 6.4    Confidentiality.......................................  10

ARTICLE VII
     CONDITIONS TO OBLIGATIONS OF THE PARTIES.............................  10
     SECTION 7.1    Legal Action..........................................  10
     SECTION 7.2    Absence of Termination................................  10
     SECTION 7.3    Required Approvals....................................  10
     SECTION 7.4    "Blue Sky" Compliance.................................  10

ARTICLE VIII
     CONDITIONS PRECEDENT TO OBLIGATIONS OF WOLFPACK......................  10
     SECTION 8.1    Representations and Warranties True at Closing........  11
     SECTION 8.2    Performance...........................................  11
     SECTION 8.3    Authority.............................................  11
     SECTION 8.4    Absence of Certain Changes or Events..................  11

ARTICLE IX
     CONDITIONS PRECEDENT OF DPI..........................................  11
     SECTION 9.1    Representations and Warranties True at Closing........  11
     SECTION 9.2    Performance...........................................  11
     SECTION 9.3    Authority.............................................  11
     SECTION 9.4    Absence of Certain Changes or Events..................  12

ARTICLE X
     TERMINATION..........................................................  12
     SECTION 10.1   Termination...........................................  12
     SECTION 10.2   Effect of Termination.................................  13

ARTICLE XI
     MISCELLANEOUS........................................................  13
     SECTION 11.1   Cost and Expenses.....................................  13
     SECTION 11.2   Extension of time: Waivers............................  13
     SECTION 11.3   Notices...............................................  13
     SECTION 11.4   Parties in Interest...................................  14
     SECTION 11.5   Counterparts..........................................  14
     SECTION 11.6   Severability..........................................  14
     SECTION 11.7   Headings..............................................  14
     SECTION 11.8   Survival of Representations and Warranties............  14
     SECTION 11.9   Assignability.........................................  14

                             ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of January 4, 1999 by and between WOLFPACK CORPORATION, a Delaware corporation (hereinafter referred to as "Wolfpack"), WOLFPACK SUBSIDIARY CORP., a Delaware corporation and a wholly-owned subsidiary of Wolfpack (hereinafter referred to as "Subsidiary"), DINA PORTER, INC., a North Carolina corporation (hereinafter referred to as "DPI"), and SUSAN H. COKER, the sole shareholder of DPI.


                                   RECITALS

     WHEREAS, Wolfpack and Subsidiary desire that Subsidiary acquires all of the issued and outstanding shares of DPI voting capital stock in exchange for one million (1,000,000) shares of authorized but previously unissued Wolfpack voting common stock, par value One Tenth of a Cent ($.001) per share and pursuant to the terms and conditions set forth herein and as a tax free exchange pursuant to
Section 351 of the Internal Revenue Code ("IRC");

     WHEREAS, Susan H. Coker as the sole shareholder of DPI, desires to exchange all of her shares of DPI capital stock for shares of Wolfpack common stock in the respective amounts set forth herein and as a tax free exchange pursuant to
Section 351 of the IRC;

     WHEREAS, at the closing of the acquisition described herein, DPI will be a wholly-owned subsidiary of Subsidiary which, in turn, will remain a wholly-owned subsidiary of Wolfpack;

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:



                                   ARTICLE I

      SECTION 1.1 Acquisition and Plan of Reorganization.  At the Closing (as
                  --------------------------------------
defined in Section 1.3), Subsidiary shall acquire all of the issued and outstanding shares of DPI capital stock, in exchange for One Million (1,000,000) shares of authorized but previously unissued Wolfpack common stock par value $.001 per share (the "Acquisition"). It is also agreed to by the parties hereto that by acquiring all of the shares of DPI capital stock, Subsidiary will acquire all rights, title and interest to all assets and property presently owned by DPI. Said assets and property may be subject to certain interest,
liens and/or encumbrances.   The parties hereto hereby further agree that at the
Closing, as hereinafter defined, DPI shall become a wholly-owned subsidiary of Subsidiary subject to the conditions and provisions of Section 1.3 hereof.

      SECTION 1.2    Issuance of Shares.
                     ------------------

      (a) Upon the Closing of this Agreement, Wolfpack shall cause to be issued and delivered to Susan H. Coker as the sole shareholder of DPI, stock certificates representing an aggregate of One Million (1,000,000) shares (the "Wolfpack Shares") of Wolfpack voting common stock.

      (b) The Wolfpack Shares to be issued hereunder shall be authorized but previously unissued shares of Wolfpack common stock.

      (c) All of the Wolfpack Shares to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and the recipient shall represent that she is acquiring the Wolfpack Shares for investment purposes only and without the intent to make a further distribution of the Wolfpack Shares. All Wolfpack Shares to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under
Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the restricted Wolfpack Shares to be issued hereunder shall bear the following, or similar legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

      SECTION 1.3    Closing.  Within ninety (90) days after the execution of
                     -------
this Agreement, Wolfpack shall commence an offering pursuant to Regulation D of the Securities Act to sell a minimum of 250,000 shares and a maximum of 1,000,000 shares (the "Shares") of Wolfpack common stock, par value $0.001 per share, at a price of $0.10 per share (the "Offering"). In the event Wolfpack does not receive subscriptions for a minimum of $25,000.00 (the "Minimum Amount") pursuant to the Offering within one hundred twenty (120) days from the date of the Offering, the Offering and this Agreement will be terminated.

     In the event Wolfpack receives the Minimum Amount prior to the termination of the Offering, the parties shall schedule a Closing at a mutually agreeable time to consummate the Acquisition (the "Closing"). At the Closing:

     (a) DPI and Coker shall deliver to Subsidiary all stock certificates representing 100% of the issued and outstanding shares of DPI capital stock, so as to make Subsidiary the sole holder thereof, free and clear of all claims and encumbrances;

     (b) Wolfpack shall deliver to Susan H. Coker stock certificates representing an aggregate of One Million (1,000,000) shares of Wolfpack common stock which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.2(c) above;

     (c) Wolfpack and Subsidiary shall deliver an Officer's Certificate as described in Sections 9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Wolfpack are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

     (d) DPI shall deliver an Officer's Certificate as described in Section 8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by DPI are true and correct as of, or have been, or will be fully performed and complied with by the Closing Date;

     SECTION 1.4 Consummation of Transaction.  If at the time of the Closing,
                 ---------------------------
no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date.



                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                             WOLFPACK CORPORATION

     Wolfpack hereby represents, warrants and agrees that:

     SECTION 2.1 Organization of Wolfpack.  Wolfpack is a corporation duly
                 -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. With the exception of Subsidiary, there are no corporations or other entities with respect to which (i) Wolfpack owns any of the outstanding stock or other interests, or (ii) Wolfpack may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned. Wolfpack has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Wolfpack, enforceable against Wolfpack in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     SECTION 2.2 Capitalization of Wolfpack.  The authorized capital stock of
                 --------------------------
Wolfpack consists of 25,000,000 share of common stock, par value $0.001 per share, of which no shares are presently issued and outstanding. All shares of Wolfpack common stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. Except as set forth in Exhibit 2.2, there are no options, warrants, rights, calls, commitments or agreements of any character obligating Wolfpack to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of Wolfpack common stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

      SECTION 2.3 Character Documents.  Certified copies of the Wolfpack and
                  -------------------
Subsidiary Articles of Incorporation and By-Laws, as amended to date, have been or will be provided to DPI and Susan H. Coker prior to the Closing.

      SECTION 2.4 Corporate Documents.  The Wolfpack and Subsidiary
                  -------------------
shareholders' list and corporate minute books are complete and accurate as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meetings of shareholders and directors.

      SECTION 2.5 Required Authorizations.  There have been or will be timely
                  -----------------------
filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Wolfpack or the consummation by it of the transactions contemplated hereby. Prior to the Closing, the directors of Wolfpack and Subsidiary shall have approved this Agreement and the transactions contemplated hereunder and appropriate corporate filings shall have been made.

      SECTION 2.6 Compliance with Law and Government Regulations.  Wolfpack is
                  ----------------------------------------------
in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Wolfpack is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

      SECTION 2.7 Litigation.  There is no litigation, arbitration, proceeding
                  ----------
or investigation pending or threatened to which Wolfpack or Subsidiary is a party or which may result in any material change in the business of condition, financial or otherwise, of Wolfpack or in any of its properties or assets, or which might result in any liability on the part of Wolfpack or Subsidiary, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Wolfpack, there is no basis for any such litigation, arbitration, proceeding or investigation.

      SECTION 2.8 Authority.  Wolfpack, Subsidiary and their directors will,
                  ---------
prior to the Closing, approve this Agreement and the transactions contemplated hereby and will duly authorize the execution and delivery hereof. Wolfpack and Subsidiary have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Wolfpack with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Wolfpack under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Wolfpack, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Wolfpack is a party or by which it is bound; or (b) violate any order, writ injunction, decree, statute, rule or regulation applicable to Wolfpack or any of its properties or assets.

      SECTION 2.9 Full Disclosure.  None of the representations and warranties
                  ---------------
made by Wolfpack herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Wolfpack, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.



                                  ARTICLE III

                     COVENANTS OF WOLFPACK AND SUBSIDIARY

      SECTION 3.1 Conduct Prior to the Closing.  Between the date hereof and the
                  ----------------------------
Closing:

      (a) Wolfpack and Subsidiary will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to DPI in connection with any such requirements imposed upon the parties hereto in connection therewith;

      (b) Wolfpack shall grant to DPI and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all of its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to DPI and such representatives all information relating to Wolfpack and Subsidiary as DPI may reasonably request, and shall extend to DPI the opportunity to meet with Wolfpack's accountants and attorneys to discuss the financial condition of Wolfpack and Subsidiary; and

      (c) Except for the transactions contemplated by this Agreement, Wolfpack and subsidiary will conduct its business in the normal course, and shall not sell, pledge or assign any of its assets without the prior written consent of DPI .

      SECTION 3.2 Affirmative Covenants.  Prior to Closing, Wolfpack will do the
                  ---------------------
following:

      (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

      (b) Obtain approval of this Agreement from its directors;

      (c) Reserve, and promptly after the Closing, issue and deliver to Susan H. Coker the Wolfpack Shares;

      (d) Take all other necessary corporate actions to accomplish those items set forth in Section 1.3 hereof.


                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                    DPI INDUSTRIES, INC. AND SUSAN H. COKER

      DPI and Susan H. Coker hereby represent, warrant and agree that:

      SECTION 4.1 Organization of DPI.  DPI is a corporation duly organized,
                  -------------------
validly existing and in good standing under the laws of the State of North Carolina, is duly qualified and in good standing in every jurisdiction in which such qualifications is necessary. There are no corporations or other entities with respect to which (i) DPI owns any of the outstanding stock or other interests, or (ii) DPI may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned in such entity except as otherwise disclosed in Exhibit 4.1 annexed hereto and by this reference made a part hereof. DPI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

      SECTION 4.2 Capitalization of DPI.  The authorized capital stock of DPI
                  ---------------------
consists of 100 shares of common stock, par value $0.0001 per share, all of which have been issued to Susan H. Coker (the "DPI Stock"). All of the DPI Stock have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom.

      SECTION 4.3 Charter Documents.  Complete and correct copies of the
                  ------------------
Articles of Incorporation and By-Laws of DPI and all amendments thereto, have been or will be delivered to Wolfpack prior to the Closing.

      SECTION 4.4 Tax Returns and Payments.  All of DPI 's tax returns (federal,
                  ------------------------
state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. DPI has paid all taxes to be due on said returns, any assessments made against DPI and all other taxes, fees and similar charges imposed on DPI by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

      SECTION 4.5 Required Authorizations.  There have been or will be timely
                  -----------------------
filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by DPI or the consummation by it of the transactions contemplated hereby.

      SECTION 4.6  Compliance with Law and Government Regulations.  DPI is in
                   ----------------------------------------------
compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standard affecting its properties and operations, imposed by the United States of America or any state to which DPI is subject.

      SECTION 4.7  Litigation.  There is no litigation, arbitration, proceeding
                   ----------
or investigation pending or threatened to which DPI is a party or which may result in any material change in the business of condition, financial or otherwise, of DPI or in any of its properties or assets, or which might result in any liability on the part of DPI, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of DPI, there is no basis for any such litigation, arbitration, proceeding or investigation.

      SECTION 4.8  Patents, Trade Names and Rights. Exhibit 4.8 annexed hereto
                   -------------------------------
and by this reference is made a part hereof, contains a complete list of all patents, trademarks, service marks, trade marks, service mark, trademark and service mark registrations, applications and licenses with respect the forgoing owned or held by DPI. DPI has no knowledge of any facts and nothing has come to its attention that would lead it to believe that it has infringed or misappropriated or is infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of DPI is threatened.

      SECTION 4.9  Governmental Consent.  No consent, approval, authorization or
                   --------------------
order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of DPI is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated

      SECTION 4.10 Authority.  DPI and its shareholders representing no less
                   ---------
than one hundred percent (100%) of the issued and outstanding shares of DPI capital stock of record, have approved this Agreement and duly authorized the execution hereof. DPI and Susan H. Coker have full power, authority and legal right to enter into this Agreement on behalf of DPI and its shareholder and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by DPI and Susan H. Coker with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of DPI under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of DPI, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which DPI is a party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to DPI or any of its properties or assets.

      SECTION 4.11   Ownership of Shares.   Susan H. Coker is the sole owner of
                     -------------------
100% of the DPI capital stock currently issued and outstanding which is to be transferred to Subsidiary under this Agreement, has full power and authority transfer such shares of DPI capital stock to Subsidiary hereunder, and that such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and that such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.

      SECTION 4.12   Investment Purpose.  Susan H. Coker is acquiring the
                     ------------------
Wolfpack Shares for investment purposes only and acknowledges that the Wolfpack Shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the Securities Act or exemption therefrom.

      SECTION 4.13   Full Disclosure.  None of the representations and
                     ---------------
warranties made by Susan H. Coker or DPI herein, or in any exhibit, certificate or memorandum furnished or to be furnished by, their behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.



                                   ARTICLE V

                      COVENANTS OF DPI AND SUSAN H. COKER


      SECTION 5.1    Conduct Prior to the Closing.  Between the date hereof and
                     ----------------------------
the Closing:

     (a) Except within the regular course of business, DPI will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of Wolfpack;

     (b) DPI will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of Wolfpack;

     (c) Except within the regular course of business, DPI will not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, without the prior written consent of Wolfpack;

     (d) DPI will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to DPI in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) DPI shall grant to Wolfpack and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Wolfpack and such representatives all information relating to DPI as Wolfpack may reasonably request, and shall extend to Wolfpack the opportunity to meet with DPI 's accountants and attorneys to discuss the financial condition of DPI.

      SECTION 5.2    Affirmative Covenants.  Prior to Closing, DPI will do the
                     ---------------------
following:

     (a) Obtain the approval of its Board of Directors and shareholder to proceed with this Agreement;

     (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement; and

     (c) Promptly notify Wolfpack in writing of any material adverse change in the financial condition, business, operations or key personnel of DPI, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.



                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

      SECTION 6.1    Expenses.  Whether or not the transactions contemplated in
                     --------
this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

      SECTION 6.2.   Brokers and Finders.  Each of the parties hereto
                     -------------------
represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

      SECTION 6.3    Necessary Actions.  Subject to the terms and conditions
                     -----------------
herein provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of Wolfpack or DPI, as the case may be, shall take all such necessary action.

      SECTION 6.4    Confidentiality.  All parties hereto agree to keep
                     ---------------
confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.



                                  ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

      SECTION 7.1    Legal Action.  No preliminary or permanent injunction or
                     ------------
other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

      SECTION 7.2    Absence of Termination.  The obligations to consummate the
                     ----------------------
transactions contemplated hereby shall not have been canceled pursuant to
Article X hereof.

      SECTION 7.3    Required Approvals. Wolfpack and DPI  shall have received
                     ------------------
all such approvals, consents, authorizations or modifications as may be required to permit the performance by Wolfpack and DPI of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and Wolfpack and DPI shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.



      SECTION 7.4    "Blue Sky" Compliance.  There shall have been obtained any
                     ---------------------
and all permits, approvals and consents of the appropriate state securities commissions of any jurisdictions, and of any other governmental body or agency, which counsel for Wolfpack may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF WOLFPACK

     All obligations of Wolfpack under this Agreement are subject to the fulfillment and satisfaction by DPI prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Wolfpack.

      SECTION 8.1    Representations and Warranties True at Closing.  All
                     ----------------------------------------------
representations and warranties of DPI contained in this Agreement will be true and correct at and as of the time of the Closing, and DPI shall have delivered to Wolfpack certificates, dated the date of the Closing, to such effect and in the form and substance satisfactory to Wolfpack, and signed, in the case of DPI, by its president and secretary.

      SECTION 8.2    Performance.  The obligations of DPI to be performed on or
                     ------------
before the Closing pursuant to the terms of this Agreement shall be duly performed at such time and DPI shall have delivered to Wolfpack a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Wolfpack.

      SECTION 8.3    Authority.  All action required to be taken by, or on the
                     ---------
part of DPI and its shareholders to authorize the execution, delivery and performance of this Agreement by DPI and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

      SECTION 8.4    Absence of Certain Changes or Events.  There shall not have
                     ------------------------------------
occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of DPI or any event or condition of any character adversely affecting DPI, and it shall have delivered to Wolfpack, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to Wolfpack.


                                   ARTICLE IX

                          CONDITIONS PRECEDENT OF DPI

     All obligations of DPI under this Agreement are subject to the fulfillment and satisfaction by Wolfpack prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by DPI.

      SECTION 9.1    Representations and Warranties True at Closing.  All
                     ----------------------------------------------
representations and warranties of Wolfpack contained in this Agreement will be true and correct at and as of the time of the Closing, and Wolfpack shall have delivered to DPI certificates, dated the date of the Closing, to such effect and in the form and substance satisfactory to DPI, and signed, in the case of Wolfpack, by its president and secretary.

      SECTION 9.2    Performance.  The obligations of Wolfpack to be performed
                     -----------
on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and Wolfpack shall have delivered to DPI a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to DPI, and signed in the case of Wolfpack, by its president and secretary.

      SECTION 9.3    Authority.  All action required to be taken by, or on the
                     ---------
part of Wolfpack and its shareholders to authorize the execution, delivery and performance of this Agreement by

Wolfpack and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

      SECTION 9.4    Absence of Certain Changes or Events.  There shall not have
                     ------------------------------------
occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of Wolfpack or any event or condition of any character adversely affecting Wolfpack, and it shall have delivered to DPI, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to DPI and signed, in the case of Wolfpack, by its president and secretary.


                                   ARTICLE X

                                  TERMINATION

      SECTION 10.1   Termination.  Notwithstanding anything herein or elsewhere
                     -----------
to the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time;

     (b) By the Board of Directors of Wolfpack at any time prior to the Closing, if:

                     (i) a condition to performance by Wolfpack under this Agreement or a covenant of DPI and Susan H. Coker contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or


                     (ii) a material default or breach of this Agreement shall be made by DPI or Susan H. Coker; or

     (c) By the Board of Directors of DPI at any time prior to the Closing, if:

                     (i) a condition to DPI's performance under this Agreement or a covenant of Wolfpack or Subsidiary contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

                     (ii) a material default or breach of this Agreement shall be made by Wolfpack or Subsidiary; or

     (d) By any party in the event the Minimum Amount is not raised within one hundred twenty (120) days from the date of the Offering,

     (e) By any party in the event the Offering is not made within ninety (90) days of the date of this Agreement.

      SECTION 10.2   Effect of Termination.  If this Agreement is terminated,
                     ---------------------
this Agreement, except as to Section 11.1 and Section 11.2, shall no longer be of any force or effect and there shall be no liability on the party of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination without cause by a party or a termination pursuant to
Section 10.1 (b)(i) or 10.1(c)(i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief.



                                  ARTICLE XI

                                 MISCELLANEOUS

      SECTION 11.1   Cost and Expenses.  All costs and expenses incurred in
                     -----------------
connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of Section 10.2, Wolfpack, Subsidiary, DPI, and Susan H. Coker will each bear their own respective expenses.

      SECTION 11.2   Extension of time: Waivers.  At any time prior to the
                     --------------------------
Closing date:

     (a) Wolfpack and Subsidiary may (i) extend the time for the performance of any of the obligations or other acts of DPI or Susan H. Coker, (ii) waive any inaccuracies in the representations and warranties of DPI contained herein or in any documents delivered pursuant hereto by DPI or Susan H. Coker, (iii) waive compliance with any of the agreements or conditions contained herein to be performed by DPI or Susan H. Coker. Any agreement on the part of Wolfpack and Subsidiary to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Wolfpack and Subsidiary.

     (b) DPI and Susan H. Coker may (i) extend the time for the performance of any of the obligations or other acts of Wolfpack or Subsidiary, (ii) waive any inaccuracies in the representations and warranties of Wolfpack or Subsidiary contained herein or in any documents delivered pursuant hereto by Wolfpack and
(iii) waive compliance with any of the agreements or conditions contained herein to be performed by Wolfpack or Subsidiary. Any agreement on the party of DPI and Susan H. Coker to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of DPI and Susan H. Coker.

      SECTION 11.3   Notices.  Any notice to any party hereto pursuant to this
                     -------
Agreement shall be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

               Dina Porter, Inc. and Susan H. Coker
               446 Daniels Street
               Raleigh, NC 27605

               Wolfpack Corporation and Wolfpack
               Subsidiary Corp.
               c/o Kaplan & Gottbetter & Levenson, LLP
               630 Third Avenue, 5th Floor
               New York, NY 10017

     Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

      SECTION 11.4  Parties in Interest.  This Agreement shall inure to the
                    -------------------
benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      SECTION 11.5  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original and together shall constitute one documents. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

      SECTION 11.6  Severability.  The parties hereto agree and affirm that none
                    ------------
of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

      SECTION 11.7  Headings.  The "Article" and "Section" headings are provided
                    --------
herein for convenience of reference only and do not constitute a part of this Agreement.

      SECTION 11.8  Survival of Representations and Warranties.  All terms,
                    ------------------------------------------
conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the Wolfpack Shares issued hereunder at the Closing, for a period of one year from the Closing regardless of any investigation made by or on behalf of any of the parties hereto.

      SECTION 11.9  Assignability.  This Agreement shall not be assigned by any
                    -------------
of the parties hereto without the prior written consent of the other parties.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.


WOLFPACK CORPORATION                     Attest:


By: /s/ Peter L. Coker                   /s/ Susan H. Coker
   ---------------------------------     ------------------------------------
        Peter L. Coker, President        Secretary



WOLFPACK SUBSIDIARY CORP.                Attest:


By: /s/ Peter L. Coker                   /s/ Susan H. Coker
   ---------------------------------     ------------------------------------
        Peter L. Coker, President        Secretary


DINA PORTER, INC.                             Attest:


By: /s/ Susan H. Coker                   /s/ Susan H. Coker
   ---------------------------------     ------------------------------------
        Susan H. Coker, President        Secretary


By: /s/ Susan H. Coker
   ---------------------------------
   Susan H. Coker, Sole Shareholder
    of DPI

                                  Exhibit 2.2



     Wolfpack and Subsidiary have entered into an acquisition agreement whereby Wolfpack will issue one million shares of its common stock in exchange for Subsidiary's acquisition of all of its shares of AAM Investment Counsel, Inc.